Exhibit 10.0

Exhibit 10.0 as filed with 10-Q	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

THIRD AMENDMENT TO VENDOR AGREEMENT

This THIRD AMENDMENT TO THE VENDOR AGREEMENT (this “Third Amendment”) is effective as of February 27, 2004 (the “Third Amendment Effective Date”) by and between BEST BUY PURCHASING LLC and TIVO INC.

RECITALS

WHEREAS, Best Buy Co., Inc. and TiVo Inc. entered into that certain Vendor Agreement having an effective date of March 3, 2002, as amended (the “Vendor Agreement”); and

WHEREAS, Best Buy Purchasing LLC and TiVo Inc. wish to modify certain provisions in the Vendor Agreement as explicitly set forth in this Third Amendment.

NOW, THEREFORE, Best Buy Purchasing LLC and TiVo Inc. agree as follows:

AGREEMENT

Unless stated otherwise, capitalized terms used herein shall have the meanings set forth in the Vendor Agreement.

1. TERM. Section 16.1 of the Vendor Agreement is hereby amended by replacing “February 29, 2004” with “February 28, 2005”.

2. The second sentence of Section 1.1 of the Vendor Program Agreement attached to the Vendor Agreement is deleted and replaced in its entirety with the following:

“Dealer shall be entitled to a residual for each DVR purchased from Vendor pursuant to the Vendor Agreement, and sold by Dealer prior to April 1, 2004 to a customer who subsequently subscribes to the TiVo Service and does not cancel [*] (“Subscriber”).”

3. Section 1 of the Vendor Program Agreement attached to the Vendor Agreement is amended by adding a new Section 1.3, reading as follows:

“1.3 Third Amendment Residuals. Dealer shall be entitled to a residual for each DVR purchased from Vendor pursuant to the Vendor Agreement and sold by Dealer on or after April 1, 2004 to a customer who subsequently subscribes to the TiVo Service and does not cancel [*] (“Subscriber”). The amount of such residual shall be [*] (the “[*] Per Box Residual”). Vendor’s entitlement to [*] Per Box Residuals (a) begins upon activation of the TiVo Service by a Subscriber so long as, in the case of a Subscriber with a monthly subscription, such Subscriber does not cancel within [*] of initial activation of the TiVo Service, (b) continues

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after expiration of this Vendor Agreement (if applicable), and (c) terminates as provided in this Section 1. Vendor shall make payment of [*] Per Box Residuals on a [*] basis, and such payment will be delivered to Vendor within thirty (30) days after the end of the applicable [*]. Accompanying such payment will be an electronic file in a format agreed upon by the parties containing information sufficient to substantiate the Residual amounts. The [*] Per Box Residuals for a Subscriber shall continue for: (a) with respect to monthly subscribers to the TiVo Service, for [*] such Subscriber remains subscribed to the TiVo Service but in any event for no longer than [*]; and (b) with respect to DVR lifetime subscribers to the TiVo Service, for [*]. In no event shall Vendor be obligated to pay more than [*] of [*] Per Box Residuals per DVR. The [*] Per Box Residuals may be altered based upon a good faith negotiation occurring on each six month anniversary of the signing of this Agreement.”

4. Section 1 of the Vendor Program Agreement attached to the Vendor Agreement is amended by adding a new Section 1.4, reading as follows:

“1.4 Understanding Regarding DVRs Sold Prior to April 1, 2004. All DVRs sold by Dealer prior to April 1, 2004 shall be subject to Section 1.1. All DVRs sold on or after April 1, 2004 shall be subject to Section 1.3.”

5. EFFECT OF AMENDMENT. Except as expressly modified herein, all other terms and conditions of the Vendor Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Best Buy Purchasing LLC’s and TiVo Inc.’s respective duly authorized officers have executed this Third Amendment. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

TIVO INC.		BEST BUY PURCHASING LLC

By:	/s/ Joe Miller	By:	/s/ Marc Gordon
Printed Name:	Joe Miller	Printed Name:	Marc Gordon
Title:	VP, Sales	Title:	VP of Finance

[*]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.